EXHIBIT 23(J)
                         CONSENT OF INDEPENDENT AUDITORS

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 22, 1999 accompanying the financial statements of The Cruelty Free Value Fund which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus.


JOHNSON LAMBERT & CO.

Bethesda, Maryland
January 22, 1999